Exhibit 2.1

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                            STOCK PURCHASE AGREEMENT

                            Dated as of July 5, 2004

                                 by and between

                          FRANKLIN CAPITAL CORPORATION

                                       and

                              QUINCE ASSOCIATES, LP

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                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 5, 2004, by and between FRANKLIN CAPITAL CORPORATION, a Delaware corporation (the "Seller"), and QUINCE ASSOCIATES, LP, a Maryland limited partnership (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of June 30, 2004, the Seller sold and the Purchaser purchased, 200,000 shares (the "Excelsior Shares") of the common stock, $.01 par value, of Excelsior Radio Networks, Inc., a Delaware corporation ("Excelsior"), for a price of $2.50 per share, or an aggregate price of $500,000; and

            WHEREAS, the Seller proposes to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, (i) 650,000 shares of Excelsior Common Stock, representing all of the shares of Excelsior Common Stock beneficially owned by the Seller (the "Remainder Shares") for a price of $2.50 per share and (ii) warrants (the "Warrants") issued on or about (x) October 1, 2002, exercisable for 74,232 shares of Excelsior Common Stock at an exercise price of $1.20 per share and (y) August 28, 2001, exercisable for 12,879 shares of Excelsior Common Stock at an exercise price of $1.125 per share, for a price of $2.50 per share minus the per share exercise price payable under each of the Warrants, or an aggregate price of $1,739,210 (the "Initial Purchase Price"), subject to adjustment as provided in Article II (as so adjusted, the "Purchase Price")(the Warrants and the Remainder Shares are hereinafter sometimes referred to as the "Acquired Securities").

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                    PURCHASE AND SALE OF ACQUIRED SECURITIES

SECTION 1.1 Purchase and Sale of Acquired Securities. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller the Acquired Securities. The Initial Purchase Price shall be paid in cash at the Closing (hereinafter defined).

SECTION 1.2 The Closing. (a) The purchase and sale of the Acquired Securities will take place at a closing (the "Closing") to be held at the offices of Meltzer, Lippe, Goldstein & Breitstone, LLP, 190 Willis Avenue, Mineola, New York 11501. The Closing shall occur at the time agreed to by the Purchaser and the Seller after the holders of the requisite number of shares of capital stock of the Seller shall have approved this Agreement and the transactions contemplated hereby; provided, that, in no event shall the Closing occur later than December 31,


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2004. In connection with requisite Seller shareholder approval, except as may be prohibited by applicable law, the Seller's Proxy Statement shall include a statement to the effect that the Seller's Board of Directors recommends that the Seller's shareholders vote in favor of the approval of this Agreement and the transactions contemplated hereby.

      (b) At the Closing, the Purchaser shall deliver by certified or bank check or by wire transfer to the account number designated by the Seller, same day funds (federal funds) in an amount equal to the Initial Purchase Price.

      (c) At the Closing, the Seller shall deliver to the Purchaser, against payment of the Initial Purchase Price, (x) certificates representing the number of Remainder Shares purchased by the Purchaser from the Seller and (y) the Warrants, endorsed in blank or accompanied by a blank stock power or assignment, as the case may be, duly executed by the Seller.

                                   ARTICLE II
                            ADDITIONAL PURCHASE PRICE

SECTION 2.1 Sale, Transfer or Exchange of Acquired Securities by Purchaser. Upon the occurrence of one or more Liquidity Events (as defined in Section 2.2):

      (i) at any time on or prior to the one (1) year anniversary of the Closing, resulting in proceeds of such Liquidity Event, net of out of pocket expenses reasonably incurred in connection with the receipt thereof (collectively "Net Proceeds") in excess of $3.00 per share,

      (ii) at any time from and after the one (1) year anniversary of the Closing and prior to the two (2) year anniversary of the Closing, resulting in Net Proceeds in excess of $3.50 per share,

      (iii) at any time from and after the two (2) year anniversary of the Closing and prior to the three (3) year anniversary of the Closing, resulting in Net Proceeds in excess of $4.00 per share,

      (iv) at any time from and after the three (3) year anniversary of the Closing and prior to the four (4) year anniversary of the Closing, resulting in Net Proceeds in excess of $4.50 per share, or

      (v) at any time from and after the four (4) year anniversary of the Closing and prior to the five (5) year anniversary of the Closing, resulting in Net Proceeds in excess of $5.00 per share,

the Purchaser shall pay to the Seller, as additional consideration for the sale of the Acquired Securities, an amount per share equal to eighty (80%) of the Net Proceeds in excess of the per share amounts set forth above, in accordance with the following provisions hereof:

      (a) In the event a Liquidity Event shall occur with respect to less than all of the shares of Excelsior Common Stock owned by the Purchaser, the provisions of this Article II shall apply to that number of the shares of Excelsior Common Stock owned by the Purchaser as to which a Liquidity Event shall have occurred which shall be equal to the product of 937,111 shares multiplied by a fraction, the numerator of which shall be the number of shares of Excelsior Common Stock as to which the Liquidity Event occurred and the denominator of which shall be


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the total number of shares of Excelsior Common Stock owned by the Purchaser immediately prior to the Liquidity Event; the provisions of this subsection (a) shall apply to subsequent Liquidity Events, until 937,111 shares of Excelsior Common Stock have been accounted for on behalf of the Seller;

      (b) In the event that upon the occurrence of a Liquidity Event, there shall be no proceeds with respect to any shares of Excelsior Common Stock then held by the Purchaser (such as a recapitalization resulting in an exchange of shares having par value for shares having no par value), then the provisions of this Article II shall apply to the securities received upon such transaction to the same extent as if such securities were shares of Excelsior Common Stock;

      (c) As used herein, "proceeds" from a Liquidity Event means the aggregate consideration received by the Purchaser, whether in cash, securities, property or any other form. For the purposes hereof, consideration in any form other than cash shall be valued at the value ascribed to it in the Liquidity Event, or if no such value shall have been so ascribed, at its fair market value as of the date of payment or distribution to the Purchaser, as determined in good faith by the general partners (or other appropriate governing body) of the Purchaser, except for the value of consideration in the form of securities, notes or other evidences of indebtedness, which shall be determined as follows:

            (i) the fair market value of any security which is publicly traded ("Marketable Securities") shall be deemed to be the average of the daily closing prices for the 15 consecutive business days preceding the day of distribution; the closing price shall be the last reported sales price regular way or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal securities exchange on which the security is listed or admitted to trading, or if not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc.'s Automated Quotation system, or the nearest comparable system;

            (ii) the fair market value of any security which cannot be determined pursuant to clause (i) above ("Non-Marketable Securities" and, together with the Marketable Securities, collectively "Securities") shall be as determined in good faith by the general partners (or other appropriate governing body) of the Purchaser; and

            (iii) the fair market value of any note, debenture or other evidence of indebtedness (collectively, "Notes") shall be the outstanding principal amount thereof as of the day of distribution.

      (d) The form of payment to be made to the Seller shall be as follows:

            (i) to the extent that the Net Proceeds are paid to the Purchaser in cash, the payment due to the Seller shall be made in cash;

            (ii) to the extent that the Net Proceeds are paid to the Purchaser in the form of Notes, the payment due to the Seller shall be made by delivery, at the option of the Purchaser, either of (A) the Notes in kind (including the rights of the Purchaser in and to any security


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agreements which may have been issued in respect thereof) or (B) payments on the
Notes, in cash as and when received by the Purchaser in payment thereof, including interest, penalties and fees and any other cash payments received in respect thereof;

            (iii) to the extent that the Net Proceeds are paid to the Purchaser in the form of Securities (valued as provided in subsection (c) above), the payment due to the Seller shall be made by delivery of such Securities; and

            (iv) to the extent that the Net Proceeds are paid to the Purchaser in the form of other property ("Other Property"), the payment due to the Seller shall be made by delivery of such Other Property;

provided, however, that, to the extent Non-Marketable Securities or Other Property would otherwise be delivered to the Seller but for this proviso, the Purchaser shall be obligated in lieu thereof to pay the fair market value of such Non-Marketable Securities and Other Property to the Seller in cash (for purposes hereof, "Equivalent Cash"), provided further, however, that the Purchaser shall only be obligated to deliver Equivalent Cash to the Seller with respect to Non-Marketable Securities and Other Property to the extent that the total of Equivalent Cash does not exceed $1,000,000, and the Purchaser shall deliver such Non-Marketable Securities and Other Property to the Seller in excess of such amount.

      (e) As used herein, "Excelsior Common Stock" means (i) shares of Common Stock, par value $.01 per share, of Excelsior, (ii) options or warrants to purchase or rights to subscribe for shares of Common Stock of Excelsior, (iii) any securities by their terms convertible into or exchangeable for shares of Common Stock of Excelsior, and (iv) options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for shares of Common Stock of Excelsior.

      (f) All Net Proceeds payable to the Seller pursuant to this Article II shall be paid by the Purchaser as promptly as possible after receipt thereof by the Purchaser.

      (g) If a state of facts shall occur which, without being specifically controlled by the provisions of this Article II, would not fairly protect the rights of the Seller to receive additional consideration for the sale of its Acquired Securities in accordance with the essential intent and principles of such provisions, then the Purchaser and the Seller agree to act in good faith to make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights to receive additional consideration. Without limiting the generality of the foregoing, the provisions of this Article II shall apply, in the case of any Liquidity Event, whether the shares of Excelsior Common Stock are then owned by the Purchaser or any of its Affiliates, or any of their respective officers, directors, shareholders, employees or other related parties.

      (h) As used herein, "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct


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or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

SECTION 2.2 Liquidity Event. For the purposes of this Article II, a "Liquidity Event" shall mean any of the following:

      (a) any sale, exchange or transfer by the Purchaser of shares of Excelsior Common Stock, including without limitation in a public offering;

      (b) any acquisition of Excelsior by means of a merger or other form of corporate reorganization in which outstanding shares of Excelsior are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or other entity or any subsidiary thereof (other than a mere reincorporation transaction);

      (c) a sale of all or substantially all of the assets of Excelsior, followed or accompanied by a distribution or dividend to its shareholders or a Liquidation (as defined below), or

      (d) the liquidation, dissolution or winding up of Excelsior, whether voluntary or involuntary, resulting in the distribution of any of the assets or surplus funds of Excelsior to the holders of shares of Excelsior Common Stock (a "Liquidation").

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as follows:

SECTION 3.1 Ownership and Transfer of Acquired Securities. The Seller is the record and beneficial owner of the Acquired Securities, free and clear of any and all Liens except for the restrictions set forth in Sections 8.3, 8.4 and 8.5 of the Preferred Stock Purchase Agreement dated August 28, 2001 by and between Excelsior and the other parties thereto (the "Contract Rights"). The Seller has the power and authority to sell, transfer, assign and deliver the Acquired Securities as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to the Acquired Securities, free and clear of any and all Liens and restrictions on transfer except for the Contract Rights. As used herein "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first offer, right of first refusal, pre-emptive right, easement, servitude, transfer restriction of any kind, including, without limitation, under any shareholder or similar agreement, encumbrance, any other third party rights of any kind or any other restriction or limitation whatsoever.

SECTION 3.2 Organization. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

SECTION 3.3 Binding Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy,


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insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

SECTION 3.4 No Breach. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the Certificate of Incorporation or by-laws of the Seller or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Seller or the Acquired Securities; or (c) conflict with or result in a material breach or termination of, or constitute a material default under, any indenture, mortgage, deed of trust or other instrument or agreement to which either the Seller or Excelsior is a party or by which any of the Acquired Securities is or may be bound.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser represents and warrants to the Seller as follows:

SECTION 4.1 Investment Intention. (a)The Purchaser is acquiring the Acquired Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof. The Purchaser understands that the Acquired Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

      (b) The Purchaser is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Acquired Securities, and (iv) able to afford the loss of its investment in the Acquired Securities.

      (c) The Purchaser understands that the Acquired Securities are being offered and sold by the Seller in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Seller is relying upon the accuracy of, and the Purchaser's compliance with, the Purchaser's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of the Purchaser to purchase the Acquired Securities.

      (d) The Purchaser acknowledges that in making its decision to purchase the Acquired Securities it has been given an opportunity to ask questions of and to receive answers from Excelsior's executive officers, directors and management personnel concerning the terms and conditions of the private sale of the Acquired Securities by the Seller.

      (e) The Purchaser understands that the Acquired Securities have not been approved or disapproved by the Securities and Exchange Commission or any state, securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection


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with the offer and sale to it of the Acquired Securities, and have not confirmed or determined the adequacy or accuracy of any such documents of instruments.

SECTION 4.2 Binding Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser enforceable against it in accordance with is terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

SECTION 4.3 No Breach. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Purchaser, (b) violate the Operating Agreement of the Purchaser or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser, or (c) conflict with or result in a material breach or termination of, or constitute a material default under, any indenture, mortgage, deed of trust or other instrument or agreement to which the Purchaser is a party.

                                    ARTICLE V
                                 INDEMNIFICATION

SECTION 5.1 Indemnification by the Seller. From and after the date hereof, the Seller shall indemnify and hold the Purchaser, its Affiliates, and their respective directors, officers, employees, shareholders, members, partners, agents, successor and assigns (collectively "Purchaser Claimants" and individually "Purchaser Claimant") harmless, and defend each of them, from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including without limitation attorneys' fees and expenses) (collectively, "Indemnified Claims") asserted against, imposed upon or incurred by the Purchaser Claimants resulting from, attributable to or arising out of any inaccuracy or breach, or, with respect to any third party, resulting from, attributable to or arising out of any inaccuracy or alleged inaccuracy or breach or alleged breach, of any representation, warranty or covenant of the Seller contained herein. The Purchaser Claimants' right to indemnification shall not be limited or affected in any way by any investigation of the Seller or of the Company by the Purchaser prior to the date hereof.

      SECTION 5.2 Indemnification by the Purchaser. From and after the date hereof, the Purchaser shall indemnify and hold the Seller, its Affiliates, and their respective directors, officers, employees, shareholders, members, partners, agents, successor and assigns (collectively "Seller Claimants" and individually "Seller Claimant") harmless, and defend each of them, from and against any and all Indemnified Claims asserted against, imposed upon or incurred by the Seller Claimants resulting from, attributable to or arising out of any inaccuracy or breach, or, with respect to any third party, resulting from, attributable to or arising out of any inaccuracy or alleged inaccuracy or breach or alleged breach, of any representation or warranty of the Purchaser contained herein. The Seller Claimants' right to indemnification shall not be limited or affected in any way by any investigation of the Purchaser by the Seller prior to the date hereof.


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                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1 Survival of Representations, Warranties and Covenants. The parties hereto hereby agree that the representations, warranties and covenants contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the sale of the Acquired Securities hereunder, regardless of any investigation made by the parties hereto.

SECTION 6.2 Expenses. The Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transaction contemplated hereby, it being understood that in no event shall Excelsior bear any of such costs and expenses.

SECTION 6.3 Notices. All notices, advises and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, by facsimile confirmed by telecopier answer back, sent by air courier or sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the other parties listed below:

If to the Seller:     FRANKLIN CAPITAL CORPORATION
                      450 Park Avenue
                      New York, NY 10022
                      Attention: Stephen Brown
                      Tel: (212) 486-2323
                      Fax: (212) 755-5451

with a copy to:       Meltzer, Lippe, Goldstein & Breitstone, LLP
                      190 Willis Avenue
                      Mineola, New York 11501
                      Attention: Ira R. Halperin, Esq.
                      Tel: (516) 747-0300
                      Fax: (516) 747-0653

If to the Purchaser:  QUINCE ASSOCIATES, LP
                      777 South Wadsworth Boulevard
                      Suite 4-280
                      Lakewood, Colorado 80226
                      Attention: Mr. John Hill
                      Tel: (303) 980-4640
                      Fax: (303) 985-5875

All such notices, advises and communications shall be deemed to have been received, (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of delivery by facsimile, on the date of such delivery and receipt of telecopier answer back, (c) in the case of delivery by air courier, on the business day following the day of dispatch and (d) in the case of mailing, on the third business day following such mailing.


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SECTION 6.4 Brokers; Finders. The Seller and the Purchaser each represents and warrants that it has dealt with no broker, finder, commission agent or advisor in connection with the transactions contemplated by this Agreement. The Seller and the Purchaser each agrees to indemnify, defend and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on the indemnifying party's or the indemnifying party's principals or employees behalf in connection with the transactions contemplated by this Agreement.

SECTION 6.5 Amendment; Waiver. Neither this Agreement, nor any provision hereof, may be amended, modified, supplemented or waived, except by a written instrument executed by the Seller and the Purchaser.

SECTION 6.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 6.7 Headings. The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or prevision hereof.

SECTION 6.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

SECTION 6.9 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party hereto, except that the Purchaser or the Seller may assign this Agreement to any of its Affiliates; provided that the assignor shall continue to be liable for all terms and provisions of this Agreement.

SECTION 6.10 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN BY AND AMONG RESIDENTS OF SUCH STATE.

SECTION 6.11 Consent to Jurisdiction and Service of Process.

      (a) THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK


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OR COUNTY OF NASSAU, HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EACH OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF; ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION.

      (b) THE PURCHASER AND THE SELLER HEREBY AGREE THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED UPON EITHER PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO SUCH PARTY AT THE ADDRESS TO WHICH NOTICES TO SUCH PARTY ARE THEN TO BE SENT PURSUANT TO SECTION 6.3 HEREOF AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

SECTION 6.12 Waiver of Jury Trial.

      THE PURCHASER AND THE SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTION CONTEMPLATED HEREBY AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PURCHASER AND THE SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS, THE PURCHASER AND THE SELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE


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COURT, THE PURCHASER AND THE SELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY
UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER.

SECTION 6.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

                                        SELLER:

                                        FRANKLIN CAPITAL CORPORATION

                                        By: /s/ Stephen L. Brown
                                            ------------------------------------
                                            Name:  Stephen L. Brown
                                            Title: Chairman


                                        PURCHASER:

                                        QUINCE ASSOCIATES, LP

                                        By: /s/ John Hill
                                            ------------------------------------
                                                John Hill
                                                President